Exhibit 15.2

ORDINARY MEETING OF SHAREHOLDERS OF LUXOTTICA GROUP S.p.A. April 27-28, 2012 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 3 (b) (3) 3 (b) (4) 3 (b) (5) (c) Determination of their remuneration (Please select only one box from the list below) 3 (c) (1) 3 (c) (2) 3 (c) (3) 3 (c) (4) 3 (c) (5) 4. The election of the Board of Statutory Auditors for the 2012-2014 term: (a) Election of the Statutory Auditors (Please select only one box from the list below) 4 (a) (1) 4 (a) (2) 4 (a) (3) 4 (a) (4) 4 (a) (5) (b) Determination of their remuneration (Please select only one box from the list below) 4 (b) (1) 4 (b) (2) 4 (b) (3) 4 (b) (4) 4 (b) (5) 5. The amendment of the remuneration arrangement for the Company's independent registered public accounting firm, PricewaterhouseCoopers S.p.A., for the 2012-2020 term. 6. An advisory vote on the first section of the remuneration report in accordance with article 123-ter, paragraph 6 of Italian Legislative Decree no. 58/1998. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 1. The approval of the Statutory Financial Statements for the year ended December 31, 2011. 2. The allocation of net income and distribution of dividends, payable in part out of the extraordinary reserve. Note: The numbers below correspond to lists relating to the appointment of directors and auditors which will be available on the Company's website at www.luxottica.com Investor Relations, Corporate Governance Section 3. The election of the Board of Directors for the 2012-2014 term: (a) Determination of the number of the members of the Board of Directors (Please select only one box from the list below) 3 (a) (1) 3 (a) (2) 3 (a) (3) 3 (a) (4) 3 (a) (5) (b) Election of the Directors (Please select only one box from the list below) 3 (b) (1) 3 (b) (2) NON-VOTING ITEM FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

14475 LUXOTTICA S.p . A . Proxy for Ordinary Meeting of Shareholders on April 27-28, 2012 (Continued and to be signed on the reverse side.)

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ORDINARY MEETING OF SHAREHOLDERS OF LUXOTTICA GROUP S.p.A. April 27-28, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EDT on April 22, 2012. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x COMPANY NUMBER ACCOUNT NUMBER 3 (b) (3) 3 (b) (4) 3 (b) (5) (c) Determination of their remuneration (Please select only one box from the list below) 3 (c) (1) 3 (c) (2) 3 (c) (3) 3 (c) (4) 3 (c) (5) 4. The election of the Board of Statutory Auditors for the 2012-2014 term: (a) Election of the Statutory Auditors (Please select only one box from the list below) 4 (a) (1) 4 (a) (2) 4 (a) (3) 4 (a) (4) 4 (a) (5) (b) Determination of their remuneration (Please select only one box from the list below) 4 (b) (1) 4 (b) (2) 4 (b) (3) 4 (b) (4) 4 (b) (5) 5. The amendment of the remuneration arrangement for the Company's independent registered public accounting firm, PricewaterhouseCoopers S.p.A., for the 2012-2020 term. 6. An advisory vote on the first section of the remuneration report in accordance with article 123-ter, paragraph 6 of Italian Legislative Decree no. 58/1998. FOR AGAINST ABSTAIN 1. The approval of the Statutory Financial Statements for the year ended December 31, 2011. 2. The allocation of net income and distribution of dividends, payable in part out of the extraordinary reserve. Note: The numbers below correspond to lists relating to the appointment of directors and auditors which will be available on the Company's website at www.luxottica.com Investor Relations, Corporate Governance Section 3. The election of the Board of Directors for the 2012-2014 term: (a) Determination of the number of the members of the Board of Directors (Please select only one box from the list below) 3 (a) (1) 3 (a) (2) 3 (a) (3) 3 (a) (4) 3 (a) (5) (b) Election of the Directors (Please select only one box from the list below) 3 (b) (1) 3 (b) (2) NON-VOTING ITEM FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN